UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2018

ENVISION HEALTHCARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37955	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1A Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.02. Results of Operations and Financial Condition.

On January 4, 2018, Envision Healthcare Corporation, a Delaware corporation (the "Company") issued a press release announcing certain corporate governance changes, which are described below in Item 8.01 of this Form 8-K, affirming its previously disclosed financial guidance for the fourth quarter of 2017, and providing an investor update. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K and the information contained in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 8.01. Other Events.

Appointment of Lead Independent Director

On January 4, 2018, the Board of Directors (the “Board”) of the Company elected James D. Shelton, currently serving as a director, to serve as its lead independent director for a term of one year, effective immediately. The Board also amended the Company’s Corporate Governance Guidelines to provide for the election of a lead independent director of the Board on an annual basis and to establish the responsibilities of the lead independent director. William A. Sanger, the Board’s Chairman, will continue to serve as Chairman.

Proposed Changes to the Board’s Classified Structure

The Company also announced the Board’s intention to submit a proposal to the Company’s stockholders at its 2018 annual meeting of stockholders (the “2018 Annual Meeting”) to amend the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) to provide for the election of directors on an annual basis. Currently, the Company’s Charter provides for a classified Board, with members of each of three classes serving staggered three-year terms. If the proposed Charter amendment is approved by the Company’s stockholders, directors elected at the Company’s 2018 Annual Meeting will be elected to a three-year term, and commencing with the Company’s 2019 annual meeting of stockholders, directors whose terms expire at each annual meeting of stockholders would be elected for a one-year term. Accordingly, by the Company’s 2021 annual meeting of stockholders, and thereafter, the entire Board would be up for election annually.

Proposed Proxy Access By-law

Separately, the Company also announced the Board’s intention to amend its Second Amended and Restated By-Laws (the “By-laws”) to implement proxy access, which will permit a stockholder owning, or a group of up to 20 stockholders collectively owning, 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials a limited number of director candidates, provided that the stockholders and nominees satisfy certain customary requirements and procedures. The Company expects that the Board will adopt the amended By-laws prior to the Company’s 2018 Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated January 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Envision Healthcare Corporation

By:	/s/ Kevin D. Eastridge
Kevin D. Eastridge

Executive Vice President and Chief Financial Officer
(Principal Financial and Duly Authorized Officer)

Date:    January 4, 2018

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated January 4, 2018.